                                                                      EXHIBIT 11
                         FISHER SCIENTIFIC INTERNATIONAL INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                       (in millions, except per share amounts)
                                     (unaudited)


Primary earnings per share were calculated as follows:


                                                Three Months Ended    Nine Months Ended
                                                   September 30,        September 30,
                                                -------------------   -----------------
                                                 1997       1996       1997       1996
                                                ------     ------     ------     ------

Total income used for primary
 earnings per share.........................    $  3.9     $ 11.5     $ 24.5     $24.4
                                                ------     ------     ------     ------
                                                ------     ------     ------     ------
Average common shares
 outstanding................................      20.3       20.0       20.3      17.7
Other.......................................       0.7        0.5        0.6       0.4
                                                ------     ------     ------     ------
Average shares and equivalents..............      21.0       20.5       20.9      18.1
                                                ------     ------     ------     ------
                                                ------     ------     ------     ------
Primary earnings per share..................    $ 0.18     $ 0.56     $ 1.17     $ 1.35
                                                ------     ------     ------     ------
                                                ------     ------     ------     ------


Fully diluted earnings per share were calculated as follows:


                                                Three Months Ended    Nine Months Ended
                                                   September 30,        September 30,
                                                -------------------   -----------------
                                                 1997       1996       1997       1996
                                                ------     ------     ------     ------
Net income.................................     $  3.9     $ 11.5     $ 24.5     $24.4
Interest experense of
 Convertible Subordinated Notes,
  net of taxes.............................         --         --         --       2.1
                                                ------     ------     ------     ------
Total income used for fully
 diluted earnings per share................     $  3.9     $ 11.5     $ 24.5     $26.5
                                                ------     ------     ------     ------
                                                ------     ------     ------     ------
Average common shares outstanding..........       20.3       20.0       20.3      17.7
Common equivalent shares
 for Convertible Subordinated Notes........         --         --         --       2.3
Other......................................        0.7        0.6        0.6       0.5
                                                ------     ------     ------     ------
Average shares and equivalents.............       21.0       20.6       20.9      20.5
                                                ------     ------     ------     ------
                                                ------     ------     ------     ------
Fully diluted earnings per share...........     $ 0.18     $ 0.56     $ 1.17     $ 1.29
                                                ------     ------     ------     ------
                                                ------     ------     ------     ------

Note: Amounts may not calculate due to rounding.